As filed with the Securities and Exchange Commission on April 30, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPENWAVE SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3219054
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1400 Seaport Boulevard

Redwood City, California 94063

(650) 480-8000

(Address, including ZIP Code and Telephone Number, Including Area Code, of Principal Executive Offices)

Openwave Systems Inc. 1995 Stock Plan

Openwave Systems Inc. 1996 Stock Plan

(Full Titles of the Plans)

Donald J. Listwin

President and Chief Executive Officer

Openwave Systems Inc.

1400 Seaport Boulevard

Redwood City, California 94063

Copy to:

Stephen Fackler, Esq.

Simpson Thacher & Bartlett

3330 Hillview Avenue

Palo Alto, California 94304

(650) 251-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2) (3)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Statement Fee

Openwave Systems Inc. 1995 Stock Plan, Common Stock, par value $0.001 per share	2,416,593	$9.90	23,924,271	$3,031.21

Openwave Systems Inc. 1996 Stock Plan, par value $0.001 per share	1,000,000	$9.90	9,900,000	$1,254.33

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)	Estimated solely for the purposes of this offering under Rule 457. As to 3,416,593 shares being registered under the Openwave Systems Inc. 1995 Stock Plan and the Openwave Systems Inc. 1996 Stock Plan, the price is based on the average of the high and low price per share of the registrant’s common stock, as reported on the Nasdaq National Market on April 29, 2004.

The registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The SEC requires us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of the prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended until we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

The following documents filed with the SEC are hereby incorporated by reference:

(a)	Our latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for our latest fiscal year ended June 30, 2003 as filed with the Securities and Exchange Commission on August 28, 2003.

(b)	Our latest quarterly report on Form 10-Q filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing unaudited financial statements for our latest fiscal quarter ended December 31, 2003 as filed with the Securities and Exchange Commission on February 17, 2004; and the prior quarterly report on Form 10-Q for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on November 14, 2003.

(c)	Our Current Reports on Form 8-K filed on April 28, 2004, January 21, 2004, October 28, 2003, October 10, 2003, September 10, 2003, September 5, 2003, September 3, 2003, August 21, 2003, July 29, 2003 and July 24, 2003.

(d)	The descriptions of our Common Stock contained in our Registration Statement on Form 8-A12G filed with the SEC on April 1, 1999, our Registration Statement on Form 8-A12B filed with the SEC on August 17, 2000, and our Registration Statement on Form 8-A12G filed with the SEC on December 8, 2003.

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

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Item 4.	Description of the Securities

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. Our Amended and Restated By-laws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See Exhibit Index.

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned Registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

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2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on April 15, 2004.

By:	/s/ JOSHUA PACE

Joshua Pace Vice President of Finance and Chief Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Openwave Systems Inc. whose signatures appear below, hereby constitute and appoint Josh Pace and Steve Peters and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2004.

Name	Title

/s/ BERNARD PUCKETT Bernard Puckett	Chairman of the Board

/s/ DONALD J. LISTWIN Donald J. Listwin	President, Chief Executive Officer and Director (principal executive officer)

/s/ ALLEN SNYDER Allen Snyder	Senior Vice President, Officer of Customer Operations, Customer Advocacy

/s/ STEVE PETERS Steve Peters	Senior Vice President, Chief Administrative and Legal Officer

/s/ JOSHUA PACE Joshua Pace	Vice President of Finance, and Chief Accounting Officer

/s/ MASOOD JABBAR Masood Jabbar	Director

/s/ HAROLD L. COVERT, JR. Harold L. Covert, Jr.	Director

/s/ BO HEDFORS Bo Hedfors	Director

/s/ KEVIN KENNEDY Kevin Kennedy	Director

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EXHIBIT INDEX

Exhibit Number	Exhibit

5	Opinion re legality

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of KPMG LLP, independent auditors

24	Power of Attorney (included in signature pages to this registration statement)

99	Openwave Systems Inc. 1996 Stock Plan (incorporated by reference to Exhibit 10.2 of the Company’s quarterly report on Form 10-Q filed on May 15, 2001).

99.1	Openwave Systems Inc. 1995 Stock Plan (incorporated by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q filed on May 15, 2001).